Exhibit 10.1
Loan No. RX0785S1F
FIRST AMENDMENT TO
AMENDED AND RESTATED PROMISSORY NOTE AND SUPPLEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE AND SUPPLEMENT (this “Amendment”) is entered into as of October 28, 2015, between CONNECTICUT WATER SERVICE, INC., a Connecticut corporation (the “Company”) and CoBANK, ACB, a federally chartered instrumentality of the United States (“CoBank”).
BACKGROUND
The Company and CoBank are parties to an Amended and Restated Promissory Note and Supplement dated as of August 6, 2014 (the “Supplement”). The parties now desire to amend the Supplement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION 1.    Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to those terms in the Supplement and the “MLA” (as defined in the Supplement).
SECTION 2.    Amendment. Section 3 of the Supplement is hereby amended and restated to read as follows:
Term. The term of the Commitment shall be from the date hereof up to and including July 1, 2020, or such later date as CoBank may, in its sole discretion, authorize in writing.
SECITON 3.    Representations and Warranties. To induce CoBank to enter into this Amendment, the Company represents and warrants that: (A) no consent, permission, authorization, order or license of any governmental authority or of any party to any agreement to which the Company is a party or by which it or any of its property may be bound or affected, is necessary in connection with the execution, delivery, performance or enforcement of this Amendment; (B) the Company is in compliance with all of the terms of the Loan Documents, and no Default or Event of Default exists; and (C) this Amendment has been duly authorized, executed and delivered, and creates legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the rights of creditors generally. Without limiting (B) above, the Company represent and warrants that it is in compliance with all notice provisions of the MLA, including, without limitation, the requirement to notify CoBank of the commencement of material litigation and of certain environmental matters.
SECTION 4.    Confirmation. Except as amended herby, the Supplements shall remain in full force and effect as written.
SECTION 5.    Counterparts and Electronic Delivery. This Amendment may be executed in counterparts (and by different parties in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single agreement. In addition, this Amendment and the Loan Documents executed in connection herewith may be delivered by electronic means.
(Signatures on next page)

IN WITNESS WHEROF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB                CONNECTICUT WATER SERVICE, INC.
By:    /s/ Sharon Davoren            By:    /S/ David C. Benoit
Title:    Assistant Corporate Secretary        Title:     Senior Vice President of Finance and
Chief Financial Officer

(Signature page to the First Amendment to
Amended and Restated Promissory Note and Supplement (RX085S1F))